Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of General Finance Corporation of our report dated September 13, 2008, relating to our audits of the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed with the Securities and Exchange Commission.
/s/ Grobstein, Horwath & Company LLP
September 28, 2009
Sherman Oaks, California